EXHIBIT 3.02

                                  BYLAWS
                                    OF
                               HAUSER, INC.


                                 ARTICLE I
                               SHAREHOLDERS


1.  ANNUAL SHAREHOLDERS' MEETING.
The annual shareholders' meeting of Hauser, Inc.
("Corporation") shall be held in the second fiscal quarter of each year or on some other date and at the time and place fixed from time to time by the Board of Directors.


2.  SPECIAL SHAREHOLDERS' MEETING.
A special shareholders' meeting for any purpose or purposes, may be called by the Board of Directors, the chief executive officer or the chairman of the Board. The Corporation shall also hold a special shareholders' meeting in the event it receives, in the manner specified in Section VII.3., one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors may determine.


3.  RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

(a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, (2) entitled to demand a special shareholders' meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

(b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be 5:00 p.m. local time on the record date.

(c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

(d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

(e) The record date for determining shareholders entitled to take action without a meeting is the date a writing upon which the action is taken is first received by the Corporation.

4.  VOTING LIST.
(a) After a record date is fixed for a shareholders' meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

(b) The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

(c) The secretary shall make the shareholders' list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.


5.  NOTICE TO SHAREHOLDERS.

(a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the articles of incorporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

(b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

(c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called.

(d) Notice of a shareholders' meeting shall be in writing and shall be given:

  (1) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

  (2) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

(e) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section I.3.(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(f) If three successive notices are given by the Corporation, whether with respect to a shareholders' meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.


6.  QUORUM.
Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Forty Percent of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the Board of Directors, chief executive officer, chairman of the Board, or the holders of a majority of outstanding shares, whether present in person or by proxy, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section I.3.(c), notice of the adjourned meeting shall be given pursuant to Section I.5. to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

7.  VOTING ENTITLEMENT OF SHARES.
Except as stated in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.

8.  PROXIES; ACCEPTANCE OF VOTES AND CONSENTS.

(a)  A shareholder may vote either in person or by proxy.

(b) An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

(c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

9.  WAIVER OF NOTICE.

(a) A shareholder may waive any notice required by the Colorado Business Corporation Act, by the articles of incorporation or these bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

10.  ACTION BY SHAREHOLDERS WITHOUT A MEETING.
Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this section shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this section shall be effective as of the date the last writing, necessary to effect the action, is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the secretary of the Corporation before the effectiveness of the action.

11.  MEETINGS BY TELECOMMUNICATIONS.
Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.


                               ARTICLE II
                               DIRECTORS

1.  AUTHORITY OF THE BOARD OF DIRECTORS.
The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

2.  NUMBER.
The number of directors shall be at least three and not more than nine. Within that range, the number of directors shall be as stated by resolution adopted by the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.  QUALIFICATION.
Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation. At least two of the directors shall be independent directors as required by NASDAQ. An independent director shall be a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Full or part time employees of the Corporation or its subsidiaries who serve as members of the Board of Directors do so as part of their employment and are not eligible for any supplemental compensation for Board service, other than reimbursement of expenses.

4.  ELECTION.
The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

5.  TERM.
Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified. The term of a director elected to fill a vacancy by the Board of Directors, even if less than a quorum, expires at the next annual meeting at which directors are elected.

6.  RESIGNATION.
A director may resign at any time by giving written notice of his or her resignation to the chairman or to the secretary. The resignation shall be effective when it is received by the chairman or secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

7.  REMOVAL.
Any director may be removed by the shareholders, of the voting group that elected the director with or without cause at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.


8.  VACANCIES.
(a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

  (1) The Board of Directors may fill the vacancy; or

  (2) If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) Notwithstanding Section II.8.(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section II.6. or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

9.  MEETINGS.
 The Board of Directors may hold regular or special meetings in or out of the State of Colorado. The Board of Directors may, by resolution, establish dates, times and places for regular meetings, which may thereafter be held without further notice. Special meetings may be called by the Chairman of the Board or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director.

10.  NOTICE OF SPECIAL MEETING.
Notice of a special meeting shall be given to every director at least forty eight (48) hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

11. QUORUM.
Except as provided in Section II.8., a majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law.

12.  WAIVER OF NOTICE.

(a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section II. 12.(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.


13.  ATTENDANCE BY TELEPHONE.
One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.


14.  DEEMED ASSENT TO ACTION.
A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

(a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

(c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section
II.14. as to a specific action is not available to a director who votes in favor of the action taken.


15.  ACTION BY DIRECTORS WITHOUT A MEETING.
Any action required or permitted by law to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to such action in writing. Action shall be deemed to have been so taken by the Board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the secretary or any other person authorized by the bylaws or the Board of Directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

                          ARTICLE III
              COMMITTEES OF THE BOARD OF DIRECTORS

Subject to the provisions of Section 7-109-106 of the Colorado Business Corporation Act (the "Act"), the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken.


1.  COMPENSATION COMMITTEE.
A Compensation Committee of the Board of Directors shall be established which shall consist of no more than four Board members, all of whom shall be outside directors. The function of the Compensation Committee shall be (a) to set salaries for corporate officers of the Corporation; (b) to establish, maintain and administer equity compensation plans for directors, officers, employee's and consultants; (c) to recommend to the complete Board of Directors the amount of fees to be paid to outside Board members for their Board and Committee service; (c) to set compensation, if any, for inside Board members for their Board and Committee service; (d) to review the Corporation's pension plans and their administration; (e) to review the compensation programs for all Corporation employees; and (f) to report its activities and action to the Board at least once each fiscal year.


2.  AUDIT COMMITTEE.
An Audit Committee of the Board of Directors shall be established which shall consist of at least three members, a majority of which shall be independent directors as required by NASDAQ. Independent directors shall be as defined in
Article II(3). The Audit Committee is responsible for overseeing and monitoring the quality of the Corporation's accounting and auditing practices. The function of the Audit Committee is to (a) recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Corporation; (b) to review with the independent accountants and with the Corporation's Chief Financial Officer, the proposed scope of the annual audit, past audit experience, the Corporation's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (c) to review wit the independent accountants and with the Chief Financial Officer significant matters revealed in the course of the audit of the annual financial statements of the Corporation; (d) to consult with the independent auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of internal controls; (e) to oversee the quarterly reporting process to the Securities and Exchange Commission; (f) to review on an annual basis whether the Corporation's conflict of interest policy has been complied with; (g) to review with the Chief Financial Officer any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Corporation; and (h) to report its activities and action to the Board at least once each fiscal year.


3.  NOMINATING COMMITTEE.
A Nominating Committee of the Board of Directors shall be established which shall consist of at least three members, a majority of whom shall be independent directors as described in Article II(3). The function of the Nominating Committee is to (a) propose new outside directors to the Board of Directors; (b) administer the evaluation of the Board as a whole and individual Board members (inside and outside); (c) administer management evaluation of the Board and Board members; (d) establish and administer the management succession program related to Corporation officers; and (f) report its activities and actions to the Board at least once each fiscal year. The provisions of these bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, each committee shall exercise the authority of the Board of Directors with respect to the corporate powers and the management of the business and affairs of the Corporation, except that a committee shall not:

(a) Authorize distributions, other than those related to the Corporation's 401(k) pension plan;

(b) Approve or propose to shareholders action that the Act requires to be approved by shareholders;

(c) Fill vacancies on the Board of Directors or on any of its committees;

(d)  Amend the articles of incorporation pursuant to Section
7-110-102 of the Act, as amended or superseded;

(e)  Adopt, amend, or repeal bylaws;

(f) Approve a plan of merger not requiring shareholder approval;

(g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors. The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.


                         ARTICLE IV
                          OFFICERS


1.  GENERAL.
The officers of the Corporation shall include the Chief Executive Officer, the President, the Treasurer and the Secretary. One or more Executive Vice Presidents may be designated as corporate officers in the discretion of the Board of Directors. The Board of Directors may elect such other officers, including a Chairman of the Board, as they may consider necessary. The Board of Directors and such other officers as the Board of Directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these bylaws, the Board of Directors, or (with respect to officers whom are appointed by the appointing officers) the persons appointing them; provided, however, that the Board of Directors may change the term of offices and the authority of any officer appointed by the appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.


2.  TERM.
Each officer shall hold office for the earlier of a term of one year or until a new Board of Directors has been elected by the shareholders; until the time of removal or resignation pursuant to Section IV.3. or until the officer's death.


3.  REMOVAL AND RESIGNATION.
Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by an officer may be removed at any time by the Board of Directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the chief executive officer, to the secretary, or to the officer who appointed the officer. Notwithstanding this Section IV.3, a resignation may constitute a breach of contract. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.


4.  CHAIRMAN OF THE BOARD OF DIRECTORS.
The Chairman shall be appointed by the board of directors and shall preside, if present, at each meeting of the Board and stockholders of the Corporation. The Chairman shall be a non-voting member of all committees of the Board of Directors.


5.  THE CHIEF EXECUTIVE OFFICER.
The Chief Executive Officer shall have supervision and direction over the President and all other officers, agents and employees of the Corporation. He shall perform all duties incident to duties as from time to time may be assigned to him by the Board of Directors.


6.  THE PRESIDENT.
The President shall have general and active management of the day-to- day business of the Corporation and general and active supervision and direction over the other officers, agents and employees of the Corporation and shall see that their duties are properly performed, subject, however, to the control of the Chief Executive Officer. The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer, or by these Bylaws.


7.  VICE PRESIDENTS.
Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the President or the Chief Executive Officer.


8.  THE TREASURER.
The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board;

(f)  render to the Chief Executive Officer and the President
(and the Board whenever the Board may require) an account of the financial condition of the Corporation; and

(g) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the President or the Chief Executive Officer.


9.  THE SECRETARY.
The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided), and affix and attached the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) perform all the duties incident to the office of Secretary and such other duties as form time to time may be assigned to her by the Board, the President or the Chief
Executive Officer.


10.  OFFICERS' BONDS AND OTHER SECURITY.
If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may require.

11.  COMPENSATION.
The compensation of the Chief Executive Officer, President, Treasurer, Secretary, any other corporate officers elected by the Board, and the four most highly compensated employees of the Corporation or its subsidiaries, other than the Chief Executive Officer, shall be fixed from time to time by the Compensation Committee of the Board of directors. The Chief Executive Officer may fix the compensation of other officers and agents of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that the is also a director of the Corporation. Compensation for the non-employee members of the Board of Directors shall be determined by recommendation of the Compensation Committee with final approval by the Board of Directors or as otherwise determined by government regulation.


                          ARTICLE V
                       INDEMNIFICATION


1.  DIRECTORS.
The Corporation shall indemnify directors of the Corporation in their capacities as directors pursuant to the procedures set forth in, and to the fullest extent authorized by, Colorado law as the same exists or may hereafter be amended. The right to indemnification provided herein shall be a contract right and shall include the right to be paid by the Corporation in accordance with Colorado law for expenses incurred in advance of any proceeding's final disposition.


2.  OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS.
The Corporation may indemnify officers, employees, fiduciaries and agents of the Corporation to the same extent as is permitted for directors under Colorado law (and to a greater extent if consistent with law). No such indemnification shall be made without the prior approval of the Board of Directors and the determination by the Board of Directors that such indemnification is permissible.


3.  INSURANCE.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary and agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Colorado law.


4.  NOT EXCLUSIVE.
The foregoing rights of indemnification shall not be exclusive of other rights to which any director, officer, employee or agent may be entitled as a matter of law.


                          ARTICLE VI
                            SHARES


1.  CERTIFICATES.
Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the Board of Directors and shall be signed by the chairman or vice chairman of the Board of Directors (if any), or the president or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

(a) That the Corporation is organized under the laws of the State of Colorado;

(b)  The name of the person to whom issued;

(c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

(d) The par value, if any, of each share represented by the certificate;

(e) If the Corporation is authorized to issue different classes or series of shares, a conspicuous statement, on the front or back of each certificate, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board of Directors to determine variations for future classes or series; and

(f) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

2.  FACSIMILE SIGNATURES.
Where a certificate is signed:

(a) By a transfer agent other than the Corporation or its employee, or

(b) By a registrar other than the Corporation or its employee, any or all of the officers' signatures on the certificate required by Section VI.1. may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

3.  TRANSFERS OF SHARES.
Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.


4.  SHARES HELD FOR ACCOUNT OF ANOTHER.
The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a)  The classification of shareholders who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained herein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


                               ARTICLE VII
                              MISCELLANEOUS


1.  CORPORATE SEAL.
The Board of Directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.


2.  FISCAL YEAR.
The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.


3.  RECEIPT OF NOTICES BY THE CORPORATION.
Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

(a) At the registered office of the Corporation in the State of Colorado;

(b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation;

(c) By the secretary of the Corporation wherever the secretary may be found; or

(d) By any other person authorized from time to time by the Board of Directors, the president, or the secretary to receive such writings, wherever such person is found.


4.  AMENDMENT OF BYLAWS.
These bylaws may at any time and from time to time be amended, supplemented, or repealed by the Board of Directors.


                       CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of sixteen pages, including this page, constitute the Bylaws of HAUSER, INC. adopted by the Board of Directors of the corporation as of December 1, 1996.




/s/Patricia A. Roberts,
Secretary